UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2005

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

One Liberty Place, 1650 Market Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 1, 2005, Donna F. Zarcone and William D. Zollars were appointed as non-employee directors to the Board of Directors of CIGNA. A copy of a summary sheet outlining the terms of non-employee director compensation is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2005, CIGNA issued a news release announcing the appointment of Donna F. Zarcone and William D. Zollars to its Board of Directors and the departure of Charles R. Shoemate and Joseph Neubauer from the Board of Directors effective the date of the 2005 Annual Meeting of Shareholders to be held on April 27, 2005. The news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: February 7, 2005	By:	/s/ Carol J. Ward

Carol J. Ward Corporate Secretary

Index to Exhibits

Number	Description	Method of Filing

10.1	Summary of Non-employee	Filed herewith
Director Compensation

99.1	CIGNA Corporation	Furnished herewith.
press release dated February 1, 2005